Exhibit 99.1

The Bank of New York Mellon

Quarterly Earnings Summary

Combined Financial Results

July 19, 2007

Table of Contents

Cautionary Statement / Additional Information	2

Second Quarter 2007 Financial Highlights (vs. second quarter 2006)	3-5

Merger Update - Integration Milestones	6

Financial Summary	7

Fee and Other Revenue	8

Net Interest Revenue	9

Noninterest Expense	10

Assets Under Management / Assets Under Custody and Administration / Assets Under Management Flows	11

Business Sectors / Asset Management	12

Wealth Management	13

Asset Servicing	14

Issuer Services	15

Clearing and Execution Services	16

Treasury Services	17

Other Sector	18

The Bank of New York Historical Earnings Per Share / Notes on Financial Disclosures to Conform Presentation of Financial Statements	19

All narrative comparisons in this Quarterly Earnings Summary are with the second quarter of 2006 and all information is reported on a continuing operations basis, unless otherwise noted.

This Quarterly Earnings Summary has been designed to facilitate the understanding of the impact of the merger between The Bank of New York and Mellon which closed subsequent to the end of the second quarter on July 1, 2007. Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Supplemental combined financial results for The Bank of New York Mellon exclude the impact of historical intangible amortization and the pro forma impact of incremental purchase accounting intangibles resulting from the merger.

The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to your questions are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Corporation’s future financial goals, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, new business wins, lower levels of incentives associated with performance fees; and pipelines for new business in Asset Management, Asset Servicing and Issuer Services; as well as BNY Mellon’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the businesses of Mellon and The Bank of New York may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; changes in the mix of deposits; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; levels of tax-free income; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; geographic sources of income; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of terrorist acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the SEC and in The Bank of New York’s and Mellon’s historical reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC. Such forward-looking statements speak only as of July 19, 2007, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

The combined results in this report reflect the sum of The Bank of New York and Mellon’s historical results, but does not include the pro forma impact of purchase accounting adjustments. The business sector combined results for all periods reflect actions taken in the second quarter of 2007 to report consistent transfer pricing and cost allocation methodologies as well as intercompany eliminations between The Bank of New York and Mellon.

Page - 2

The Bank of New York Mellon 2Q07 Quarterly Earnings Summary

THE BANK OF NEW YORK SECOND QUARTER 2007 FINANCIAL HIGHLIGHTS

(vs. second quarter 2006)

	Income after-tax from Continuing Operations		EPS from Continuing Operations
	$ millions	% growth	$ (a)	% growth
The Bank of New York
GAAP	$448	15%	$.59	13%
Non-GAAP adjusted (b)	$480	23%	$.63	21%

The Bank of New York	% of Pre-tax	Growth
Business Segments	Income (c)	Revenue	Pre-tax (c)	Commentary
Asset & Wealth Management	9%	27%	35%	Market/performance fees/net flows/positive operating leverage
Institutional Services:				New business/
Securities Servicing	76%	24%	32%	acquisitions/organic
Treasury Services	15%	(6)%	1%	growth/increasing NIR/

	91%	19%	26%	positive operating

				leverage
Total Business Segments (d)	100%	20%	27%

KEY POINTS

•

Record quarterly levels for asset and wealth management and securities servicing fees driven by the Acquired Corporate Trust Business, organic growth, improved market environment and continued strong investment performance

•	Assets under management - $153 billion, up 20%, a record level

•	Assets under custody and administration - $14.9 trillion, up 24%, a record level

•	Percentage of revenue outside the U.S. increased to 32% in 2Q07, compared to 30% in 2Q06

•	Virtually all systems and client conversions in Corporate Trust complete – Added approximately $10 billion in non-U.S. deposits in 2Q07

•	Positive operating leverage (excluding merger and integration expense)

•	Pre-tax operating margin improved to 36% in 2Q07 compared with 35% in 2Q06

•	Strong new business pipelines

•	Asset quality remains excellent

(a)	Earnings per share are not presented in post-merger share count terms. Earnings per share for The Bank of New York will be presented reflecting the conversion ratio (see discussion on page 19), in the second quarter 2007 Form 10-Q. Second quarter 2007 earnings per share from continuing operations, adjusted for the conversion ratio, was GAAP - $.62 and non-GAAP adjusted - $.66.

(b)	Calculated excluding 2Q07 after-tax merger and integration charges of $32 million, or $.04 per fully diluted share.

(c)	Excluding intangible amortization.

(d)	Excludes the Other segment.

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The Bank of New York Mellon 2Q07 Quarterly Earnings Summary

MELLON FINANCIAL SECOND QUARTER 2007 FINANCIAL HIGHLIGHTS

(vs. second quarter 2006)

	Income after-tax from Continuing Operations		EPS from Continuing Operations
	$ millions	% growth	$	% growth
Mellon Financial
GAAP	$281	26%	$.67	24%
Non-GAAP adjusted (a)	$288	29%	$.69	28%

Mellon Financial	% of Pre-tax	Growth
Business Segments	Income (b)	Revenue	Pre-tax (b)	Commentary
Asset & Wealth Management	70%	26%	38%	Net flows/market/ acquisitions/positive operating leverage
Institutional Services:				New business/jv
Securities Servicing	25%	6%	16%	growth/increasing NIR/
Treasury Services	5%	8%	4%	positive operating

	30%	7%	13%	leverage

Total Business Segments (c)	100%	18%	29%

KEY POINTS

•	Record quarterly level for asset and wealth management and asset servicing fees driven by organic growth, improved market environment, acquisitions and continued strong investment performance

•	Assets under management - $929 billion, up 23%

•	2Q07 net asset flows totaled $16 billion

•	Assets under custody and administration - $5.5 trillion, up 20%

•	Percentage of revenue outside the U.S. increased to 26% in 2Q07, compared to 21% in 2Q06

•	Positive operating leverage year-over-year (excluding merger and integration and other charges noted below)

•	600 basis points

•	Pre-tax operating margin improved to 30% in 2Q07 compared to 26% in 2Q06

•	Continued to execute on 2006 Investor Conference initiatives

•	Successfully refinanced junior subordinated debentures - reducing net interest expense by approximately $20 million/year

•	Strong new business pipelines

•	Announced an agreement to buyout the remaining 50% interest in ABN AMRO Mellon joint venture

(a)	2Q07 excludes approximately $129 million of after-tax charges related to merger and integration, redemption of junior subordinated debentures, exit costs associated with excess office space and a litigation reserve charge; $122 million of net after-tax benefits related to a tax settlement and other discrete tax items. The net impact of the charges and tax benefit reduced 2Q07 earnings per share by approximately $.02 per share.

(b)	Excluding intangible amortization.

(c)	Excludes the Other segment.

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

THE BANK OF NEW YORK MELLON SUPPLEMENTAL COMBINED

SECOND QUARTER 2007 FINANCIAL HIGHLIGHTS (vs. second quarter 2006)

The Bank of New York Mellon Supplemental Combined Business Segments	% of		Growth (a)		Commentary
	Revenue	Pre-tax Income (a)(b)	Revenue	Pre-tax (b)
Asset & Wealth Management (c)	32%	33%	26%	37%	Net flows/market/ acquisitions/ performance fees/ positive operating leverage
Institutional Services:					New business/
Securities Servicing (d)	58%	56%	20%	29%	acquisitions/organic
Treasury Services (e)	10%	11%	(2)%	1%	growth/increasing

	68%	67%	16%	23%	NIR

Total Business Segments (f)	100%	100%	19%	28%

KEY POINTS

•	Global leader in asset management and securities servicing with combined assets under management of $1.082 trillion and assets under custody and administration of $20.4 trillion

•	2Q07 net assets flows totaled $23 billion

•	Generating strong revenue and earnings momentum from both companies

•	30% of revenue and 28% of pre-tax earnings outside the U.S.

•	Positive operating leverage year-over-year (excluding merger and integration and other charges noted below)

•	400 basis points

•	Pre-tax margin improved to 34% in 2Q07 compared to 32% in 2Q06

•	Merger

•	Achieving merger integration milestones

•	Completed detailed plans for expense synergies

•	Commenced detailed planning for revenue synergies

•	Declared quarterly dividend of $.24/share – an increase of 2 cents from prior dividends for both The Bank of New York and Mellon

•	Announced an agreement to buyout the remaining 50% interest in ABN AMRO Mellon joint venture

(a)	Excludes the impact of historical intangible amortization and the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

(b)	Calculation also excludes early redemption charge for junior subordinated debentures ($46 million), exit costs associated with excess office space ($30 million) and a litigation reserve charge ($5 million) in 2Q07.

(c)	Comprised of Asset Management as described on page 12 and Wealth Management as described on page 13.

(d)	Comprised of Asset Servicing, Issuer Services and Clearing and Execution Services as described on pages 14-16.

(e)	Comprised of Treasury Services described on page 17.

(f)	Excludes the Other segment.

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

Merger Update - Integration Milestones *

	Actual Pre-Closing (1H 2007)	2nd Half 2007	2008	2009
Organizational
Merged Lines of Business/Shares Services	Completed
Established Executive Management Committee	Completed
Established Operating Committee		Completed
Selected Lines of Business/Shared Services Senior
Management Positions	Completed
Established and launched Merger & Integration Office	Completed
Financial
Harmonized reporting	Completed
Identified synergy actions for 2007/2008	Completed
Identified incremental synergy actions for 2009+		To Be Finalized
Established systems to track expense synergies/merger & integration charges	Completed
Planning for revenue synergies	Planning	To Be Finalized
Technology
Selected core systems architecture/infrastructure	Completed
Clients
Communications	Briefed on Merger	Briefed on Closing
Relationship management	Assignments Substantially	To Be Finalized

Completed
Corporate Branding
Initial design	Completed
Formal rollout		Target early 4Q
Corporate Culture
Conduct all employee survey	Completed
Established core values	Completed
Formal rollout of core values		To Be Completed

	Cumulative Targets
	2nd Half 2007	2008	2009	Total
Expense Synergies - represents synergies realized for the period (as previously reported)	15%	50%	85%	$700MM

Merger & Integration Charges (The Bank of New York Mellon) (in millions)	2Q07	Cumulative Thru 2Q07 (d)	Total Estimated
Personnel-related (a)	$79	$81	$575
Integration/conversion	29	38	350
One-time costs (b)	4	5	225
Transaction costs (c)	39	50	175

Total	$151	$174	$1,325

(a)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.

(b)	Includes facilities related, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.

(c)	Includes investment banker and legal fees and foundation funding.

(d)	Represents expensed merger and integration charges from 4Q06 - 2Q07.

* Note:	Integration expected to be completed in 2009. More goals and metrics will be provided in upcoming quarters.

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

FINANCIAL SUMMARY

Supplemental Combined Financial Results (a)

The Bank of New York Mellon Corporation

Continuing Operations

(dollar amounts in millions, non-FTE basis	2006			2007					2Q07 % of total
unless otherwise noted)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	vs.	2Q06		revenue
Fee and other revenue	$2,516	$2,414	$2,841	$2,740	$2,929		16%		83%
Net interest revenue	471	470	560	552	586		24		17

Total revenue	2,987	2,884	3,401	3,292	3,515		18		100
Provision for credit losses	(4)	(5)	(10)	(12)	(18)		N/M
Total noninterest expense - excluding merger and integration expense, amortization of intangible assets and items in footnote (b)	2,062	2,036	2,331	2,230	2,358		14

Pre-tax income from continuing operations (non-GAAP)	$929	$853	$1,080	$1,074	$1,175		26
Merger and integration expense:
The Bank of New York Mellon	—	—	11	12	151
Acquired Corporate Trust Business	—	89	17	11	12
Amortization of intangible assets	22	21	57	40	40
Items in footnote (b)	—	—	48	12	81

Pre-tax income from continuing operations (GAAP)	$907	$743	$947	$999	$891		(2)
Fee and other revenue as a percentage of total revenue (FTE)	84%	83%	83%	83%	83%
Non-U.S.:
Percent of revenue (FTE)	26%	25%	27%	28%	30%
Percent of pre-tax income (FTE) (non-GAAP adjusted) excluding merger and integration expense and items in footnote (b)	27%	20%	24%	24%	28%
Pre-tax operating margin (FTE) excluding intangible amortization/merger and integration expense and items in footnote (b)	32%	30%	32%	33%	34%
Net interest margin (FTE)	1.88%	1.80%	2.06%	2.08%	1.95%		7	bp
Period-end data
Assets under management (in billions) (c)	$882	$926	$1,011	$1,025	$1,082		23%
Assets under custody and administration (in trillions) (c)	$16.6	$17.0	$17.9	$19.0	$20.4		23%
Securities lending cash collateral (in billions) (c)	$466	$489	$511	$562	$566		22%

(a)	Excludes the impact of historical intangible amortization and the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

(b)	Calculation also excludes: early redemption charge for junior subordinated debentures ($46 million), exit costs associated with excess office space ($30 million) and a litigation reserve charge ($5 million) in 2Q07; a litigation reserve charge ($12 million) 1Q07; severance ($26 million), impairment charge ($16 million) and occupancy expense ($6 million) in 4Q06.

(c)	Reflects adjustments detailed on pages 19 and 20.

N/M - Not meaningful.

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

FEE AND OTHER REVENUE

(dollar amounts in millions,	2006			2007		2Q07 vs.
unless otherwise noted)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Securities servicing fees:
Asset servicing	$606	$574	$595	$640	$704	16%
Issuer services	261	243	385	371	415	59
Clearing and execution services	331	296	260	274	285	(14)

Total securities servicing fees	1,198	1,113	1,240	1,285	1,404	17
Asset and wealth management fees	661	685	775	801	846	28
Performance fees	55	59	214	49	63	14
Foreign exchange and other trading activities	202	137	156	182	176	(13)
Treasury services	120	121	118	116	121	1
Distribution and servicing	68	73	80	84	83	23
Investment income	48	54	80	61	77	65
Financing-related fees	75	71	71	63	69	(9)
Securities gains	3	4	2	2	1	N/M
Other	86	97	105	97	89	3

Total fee and other revenue (non-FTE)	$2,516	$2,414	$2,841	$2,740	$2,929	16%
Total fee and other revenue (FTE)	$2,525	$2,423	$2,850	$2,750	$2,939	16%
Fee and other revenue as a percentage of total revenue (FTE)	84%	83%	83%	83%	83%
S&P 500 Index - period-end	1270	1336	1418	1421	1503	18%
S&P 500 Index - daily average	1281	1288	1389	1424	1496	17%
FTSE 100 Index-period-end	5833	5961	6221	6308	6608	13%
FTSE 100 Index-daily average	5843	5869	6146	6265	6534	12%

N/M - Not meaningful.

KEY POINTS

•	Total securities servicing fees increased 17% reflecting:

•

Asset servicing fees increased 16% due primarily to increased transaction volumes, broad based organic growth in the financial institutions segment, net new business, higher earnings from the asset servicing joint ventures, the consolidation of AIB/BNY as well as increased securities lending revenue

•

Issuer services fees increased 59%, due primarily to the impact of the Acquired Corporate Trust Business. On a linked quarter basis, Issuer services fees increased 12% (unannualized) driven by seasonal factors, including a higher level of corporate actions for Depositary Receipts, as well as strength in corporate and municipal finance products in Corporate Trust, new business and an attractive market environment

•

Clearing and execution services fees decreased 14% reflecting the disposition of certain execution businesses in the BNY ConvergEx transaction. Excluding the impact of BNY ConvergEx, clearing and execution services increased 11% reflecting strong growth at Pershing due to increased client activity and balances

•	Asset and wealth management fees increased 28% due primarily to net asset flows, improved equity market conditions, acquisitions as well as a higher yield on average assets under management

•	Performance fees increased 14% reflecting organic growth and strong investment performance in the alternative investment asset class

•

Foreign exchange and other trading activities decreased 13% due to recognition of hedging costs associated with synthetic fuel tax credit investments and losses on swaps that no longer qualify as hedges, as well as lower foreign exchange as 2Q06 was a record quarter given extreme levels in key currency volatility

•	Distribution and servicing fees increased 23% reflecting higher sales volumes and higher market values of mutual funds

•	Investment income increased $29 million principally reflecting returns on seed capital investments associated with new product development for the asset management businesses

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

NET INTEREST REVENUE

	2006			2007		2Q07 vs.
(dollar amounts in millions) (a)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Net interest revenue (FTE)	$481	$481	$565	$558	$592	23%
Net interest margin (FTE)	1.88%	1.80%	2.06%	2.08%	1.95%	7	bp
Selected average balances:
Money market investments	$16,894	$22,814	$24,895	$22,141	$31,818	88%
Trading account securities	4,908	2,933	3,125	3,257	1,892	(61)
Securities	41,095	40,504	39,148	40,835	43,705	6
Loans	39,603	39,405	41,436	42,037	43,824	11

Interest-earning assets	102,500	105,656	108,604	108,270	121,239	18
Interest-bearing deposits	58,738	63,821	63,488	61,432	72,450	23
Noninterest-bearing deposits	19,231	18,675	22,128	23,300	24,002	25
Noninterest-bearing deposits as a percentage of interest-earning assets	19%	18%	20%	22%	20%

(a)	Prior periods calculated on a continuing operations basis even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.

bp - basis points.

KEY POINTS

•	Net interest revenue increased 23% reflecting an 18% increase in interest-earning assets as well as a 7 basis points increase in net interest margin

•	The increase in earning assets reflects the impact of higher deposits related to the Acquired Corporate Trust Business, higher client activity across our businesses as well as new business

•	The net interest margin increased 7 bps primarily reflecting a higher proportion of non-interest bearing deposits and the resetting of adjustable rate securities in a higher interest rate environment

•	The second quarter of 2007 net interest margin, excluding the impact of the Acquired Corporate Trust Business, would have been 1.92%.

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

NONINTEREST EXPENSE

	2006			2007		2Q07 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Staff:
Compensation	$664	$683	$742	$739	$754	14%
Incentives	306	301	447	327	362	18
Employee benefits	172	172	182	191	187	9

Total staff	1,142	1,156	1,371	1,257	1,303	14
Professional, legal and other purchased services	198	209	248	245	253	27
Net occupancy	126	121	141	135	172	36
Distribution and servicing	119	114	132	132	141	19
Business development	56	52	66	58	72	28
Clearing and execution	59	52	38	37	44	(24)
Furniture and equipment	72	72	76	78	80	11
Software	74	69	79	72	77	6
Sub-custodian expenses	50	45	47	50	60	20
Communications	30	34	31	25	33	6
Other	136	112	150	153	204	50

Subtotal	$2,062	$2,036	$2,379	$2,242	$2,439	18
Merger & integration expense:
The Bank of New York Mellon	—	—	11	12	151	N/A
Acquired Corporate Trust business	—	89	17	11	12	N/A
Amortization of intangible assets (a)	22	21	57	40	40	89

Total noninterest expense	$2,084	$2,146	$2,464	$2,305	$2,642	27%

Total staff expense as a percentage of total revenue (FTE)	38%	40%	40%	38%	37%

(a)	Excludes the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

N/A - Not applicable.

KEY POINTS

•	Expenses of $2,439 million in 2Q07, adjusted for items detailed in footnote (b) on page 7 would have been $2,358 million, an increase of 14% from the prior year

•

Total staff expense increased 14% due to the Acquired Corporate Trust Business, the consolidation of AIB/BNY, the impact of acquisitions, higher incentive expense, the impact of merit increases and in support of business growth

•

Increased professional, legal and other purchased services, business development, furniture and equipment, software and communications expense reflects business growth, strategic initiatives and the impact of acquisitions

•	Net occupancy increased $46 million due primarily to the exit costs associated with excess office space ($30 million), additional occupancy reserves as well as the impact of acquisitions

•	Distribution and servicing expense increased 19% due to an increased level of mutual fund sales activity

•	Clearing and execution expense decreased 24% primarily reflecting the BNY ConvergEx transaction

•	Sub-custodian expenses increased 20% reflecting increased asset values, higher transaction volumes and increased depositary receipt activity

•

Other expenses increased $68 million due to the charge related to the early redemption of the junior subordinated debentures ($46 million), higher customer activity ($12 million), the additional litigation reserve charge ($5 million) and the impact of acquisitions

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

ASSETS UNDER MANAGEMENT / ASSETS UNDER CUSTODY AND ADMINISTRATION

Market value of assets under management at period-end (dollar amounts in billions)	2006			2007		2Q07 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Institutional	$561	$581	$646	$652	$691	23%
Mutual funds	232	257	266	273	290	25
Private client	89	88	99	100	101	13

Total market value of assets under management (a)	882	926	1,011	1,025	1,082	23%

Composition of assets under management at period-end (a)	2006			2007
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Equity	40%	39%	42%	42%	42%
Money market	22	23	22	22	23
Fixed income	22	22	20	21	20
Overlay and alternative assets	16	16	16	15	15

	100%	100%	100%	100%	100%

Assets Under Custody and Administration (in trillions)	2006			2007
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Market value of assets under custody/ administration at period-end	$16.6	$17.0	$17.9	$19.0	$20.4	23%
Securities lending cash management (in billions)	$466	$489	$511	$562	$566	22%

(a)	Excludes securities lending cash management assets

ASSETS UNDER MANAGEMENT FLOWS (a)

Changes in market value of assets under management from March 31, 2007 to June 30, 2007 - by business sector

(in billions)	Asset Management	Wealth Management	Total
Market value of assets under management at March 31, 2007	$941	$84	$1,025
Net inflows:
Long-term	5	1	6
Money market	17	—	17

Total net inflows	22	1	23
Net market appreciation (b)	34	—	34

Market value of assets under management at June 30, 2007	$997	$85	$1,082

(a)	Preliminary

(b)	Includes the effect of changes in foreign exchange rates.

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

BUSINESS SECTORS

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

•	Represented 26% of pre-tax income in the second quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006			2007		2Q07 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Revenue:
Asset and wealth management:
Mutual funds	$245	$242	$255	$276	$291	19%
Institutional clients	228	258	316	317	337	48
Private clients	38	37	41	42	46	21

Total asset and wealth management	511	537	612	635	674	32
Performance fees	55	59	214	49	63	15
Distribution and servicing	67	71	78	82	81	21
Other	17	28	43	29	55	N/M

Total fee and other revenue	650	695	947	795	873	34
Net interest revenue (expense)	(1)	—	(2)	6	—	N/M

Total revenue	649	695	945	801	873	35
Noninterest expense (excluding intangible amortization)	442	462	603	524	555	26

Income before taxes (excluding intangible amortization)	$207	$233	$342	$277	$318	54
Amortization of intangible assets (b)	7	7	12	13	12	N/M

Income before taxes	$200	$226	$330	$264	$306	53%
Market value of assets under management at period-end (in billions) (c)	$803	$848	$928	$941	$997	24%
Assets under management - net inflows (outflows) (d) (in billions):
Long-term	$11	$6	$9	$(4)	$5
Money market	$10	$18	$1	$5	$17
Pre-tax operating margin (excluding intangible amortization)	32%	34%	36%	35%	36%
Adjusted pre-tax operating margin (e)	40%	41%	43%	42%	44%

(a)	Excluding intangible amortization and the Other segment.

(b)	Excludes the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

(c)	Excludes amounts subadvised for other sectors of $5 billion, $5 billion, $6 billion, $9 billion and $9 billion.

(d)	Flows from 2Q06 through 1Q07 represent historical Mellon only.

(e)	Calculation excludes amortization of intangible assets and nets distribution and servicing expense from revenue.

N/M - Not meaningful.

KEY POINTS

•	Generated 900 bps of positive operating leverage (excluding intangible amortization)

•	Asset and wealth management fees increased 32% relative to 2Q06 reflecting improved equity markets, net asset flows, acquisitions as well as a higher yield on average assets under management

•	Performance fees increased 15% reflecting organic growth and strong investment performance in the alternative investment asset class

•	Distribution and servicing fees increased 21% reflecting higher sales volumes and higher market values of mutual funds

•	Other fee revenue increased $38 million principally reflecting returns on seed capital investments associated with new product development

•	Strong new business pipelines

Page - 12

The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

WEALTH MANAGEMENT (provides investment management, wealth management and banking services to high-net-worth individuals, families and charitable gift programs, foundations and endowments)

•	Represented 7% of pre-tax income in the second quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006			2007		2Q07 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Revenue:
Asset and wealth management	$142	$139	$147	$149	$153	8%
Other	9	8	8	8	8	N/M

Total fee and other revenue	151	147	155	157	161	7
Net interest revenue	89	93	92	91	90	1

Total revenue	240	240	247	248	251	5
Provision for credit losses	(2)	—	—	—	—	N/M
Noninterest expense (excluding intangible amortization)	154	155	162	161	164	6

Income before taxes (excluding intangible amortization)	$88	$85	$85	$87	$87	(1)
Amortization of intangible assets (b)	1	1	1	1	1	—

Income before taxes	$87	$84	$84	$86	$86	(1)%
Average loans	$6,040	$6,079	$6,135	$6,170	$6,491	7%
Average deposits	$9,975	$9,943	$10,026	$10,338	$10,142	2
Market value of total client assets at period end (in billions)	$148	$149	$155	$158	$162	10%
Pre-tax operating margin (excluding intangible amortization)	37%	35%	34%	35%	35%

(a)	Excluding intangible amortization and the Other segment.

(b)	Excludes the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

N/M - Not meaningful.

KEY POINTS

•	Total fees increased 8% driven by new business and improved market performance, partially offset by the mix in asset allocation and managed vs. custody-only client assets

•

Total client assets of $162 billion increased 10% compared to 2Q06, and 3% (unannualized) sequentially, driven by improved markets and net long-term flows of assets under management of $1 billion in 2Q07

•	Net interest revenue was relatively unchanged as strong loan growth of 7% over the prior year and 5% (unannualized) sequentially was offset by flat deposits and a challenging spread environment

•

Noninterest expense excluding intangible amortization increased 6% due to investments in sales and locations as well as the impact of the legacy Bank of New York Retail Bank sale. Growth from the 1Q07 was less than 2% (unannualized)

•	Wealth Management now has a presence in 13 of the top 25 domestic wealth markets and 84 offices in domestic and international locations

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

ASSET SERVICING (provides institutional trust and custody and related services and broker-dealer services to global financial institutions, corporate and public retirement funds and foundations and endowments)

•	Represented 24% of pre-tax income in the second quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006			2007		2Q07 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Revenue:
Securities servicing fees - Asset servicing	$587	$554	$572	$619	$675	15%
Foreign exchange and other trading activities	154	106	117	123	136	(12)
Other	51	53	42	38	44	(14)

Total fee and other revenue	792	713	731	780	855	8
Net interest revenue	139	145	158	162	187	35

Total revenue	931	858	889	942	1,042	12
Noninterest expense (excluding intangible amortization)	662	660	688	696	741	12

Income before taxes (excluding intangible amortization)	$269	$198	$201	$246	$301	12
Amortization of intangible assets (b)	5	3	22	3	4	N/M

Income before taxes	$264	$195	$179	$243	$297	13%
Average deposits	$30,942	$32,397	$33,023	$32,945	$38,883	26%
Market value of securities on loan at period-end (in billions)(c)	$522	$553	$574	$626	$647	24%
Securities lending revenue	$88	$66	$61	$65	$97	10%
Global collateral management balances at period-end (in billions)	$1,302	$1,392	$1,440	$1,519	$1,548	19%
Pre-tax operating margin (excluding intangible amortization)	29%	23%	23%	26%	29%

(a)	Excluding intangible amortization and the Other segment.

(b)	Excludes the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

(c)	Represents the total amount of securities on loan, both cash and non-cash managed by the Asset Servicing sector.

KEY POINTS

•

Asset servicing fees increased 15% due primarily to increased transaction volumes, broad-based organic growth in global custody, domestic and international mutual funds, exchange-traded funds, hedge fund servicing and collateral management fees, net new business, higher earnings from the asset servicing joint ventures, the consolidation of AIB/BNY as well as increased securities lending revenue. The increase in securities lending was driven by higher volumes partially offset by lower spreads

•	Foreign exchange and other trading activities declined 12% reflecting the record 2Q06 given extreme levels of key currency volatility in the markets

•	Net interest revenue increased 35% due to higher average deposit levels and improved spreads

•

Noninterest expense (excluding intangible amortization) increased 12% reflecting higher staff expense in support of new business, the consolidation of AIB/BNY, increased sub-custodian expense related to higher asset levels, higher joint venture pass-thru payments, as well as other growth initiatives

•	$486 billion of new business since merger announcement - an approximately 40% win rate

•	Strong new business pipelines

•	Securities lending revenue is expected to be seasonally lower in 3Q07

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

ISSUER SERVICES (provides corporate trust, depositary receipt and share owner services to corporations and institutions)

•	Represented 25% of pre-tax income in the second quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006			2007		2Q07 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Revenue:
Securities servicing fees - Issuer services	$261	$243	$385	$371	$415	59%
Other	15	12	33	39	25	67

Total fee and other revenue	276	255	418	410	440	59
Net interest revenue	73	67	128	133	155	112

Total revenue	349	322	546	543	595	70
Provision for credit losses	—	1	(1)	—	—	—
Noninterest expense (excluding intangible amortization)	189	182	293	295	292	55

Income before taxes (excluding intangible amortization)	$160	$139	$254	$248	$303	89
Amortization of intangible assets (b)	1	1	16	17	17	N/M

Income before taxes	$159	$138	$238	$231	$286	80%
# of corporate actions (depositary receipts)	660	656	526	344	682	3%
Depositary receipt trading value (in billions)	$182	$144	$178	$233	$248	36%
Average deposits	$8,015	$7,334	$12,661	$13,608	$20,618	157%
Pre-tax operating margin (excluding intangible amortization)	46%	43%	47%	46%	51%

(a)	Excluding intangible amortization.

(b)	Excludes the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

N/M - Not meaningful.

KEY POINTS

•	Issuer services fees increased 59%, due primarily to the impact of the Acquired Corporate Trust Business, which drove 1,500 basis points of positive operating leverage

•

On a linked quarter basis, Issuer services fees increased 12% (unannualized) driven by seasonal factors, including a higher level of corporate actions for Depositary Receipts, as well as strength in corporate and municipal finance products in Corporate Trust, new business and an attractive market environment

•	Other fee revenue increased $10 million due primarily to the net economic value payments related to deposits of the Acquired Corporate Trust Business

•

Net interest revenue increased $82 million due primarily increased deposits resulting from the Acquired Corporate Trust Business and organic growth, reflecting the impact of new business and increased client volumes, as well as increased deposit spreads due to rising interest rates

•	Noninterest expense (excluding intangible amortization) increased 55% primarily reflecting the impact of the Acquired Corporate Trust Business

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The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

CLEARING AND EXECUTION SERVICES (provides clearing, execution, financing and custody services for introducing broker-dealers and registered investment advisors)

•	Represented 7% of pre-tax income in the second quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006			2007		2Q07 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Revenue:
Securities servicing fees – Clearing and execution services	$316	$282	$257	$271	$281	(11)%
Other	27	38	30	27	29	7

Total fee and other revenue	343	320	287	298	310	(10)
Net interest revenue	56	60	63	61	63	13

Total revenue	399	380	350	359	373	(7)
Provision for credit losses	(4)	—	2	—	—	N/M
Noninterest expense (excluding intangible amortization)	295	293	247	260	283	(4)

Income before taxes (excluding intangible amortization)	$108	$87	$101	$99	$90	(17)
Amortization of intangible assets	8	8	6	6	6	N/M

Income before taxes	$100	$79	$95	$93	$84	(16)%
Average active accounts (in thousands)	5,122	5,168	5,133	5,149	5,195
Average margin debits (in thousands)	$5,506	$5,158	$5,176	$5,396	$5,551
Pre-tax operating margin (excluding intangible amortization)	27%	23%	29%	28%	24%

(a)	Excluding intangible amortization and the Other segment.

N/M - Not meaningful.

KEY POINTS

•

Clearing and execution services fee revenue declined 11% on a reported basis as 2Q06 includes BNY ConvergEx, which was converted into a minority ownership in 4Q06. Excluding the impact of BNY ConvergEx, Clearing and execution services fees increased 16% year-over-year, reflecting strong growth at Pershing due to increased client activity and fee-based balances

•	On a linked quarter basis, Clearing and execution services fees increased 4% (unannualized) due primarily to higher fee generating balances, accounts and positions at Pershing

•	Net interest revenue increased 13% as a result of increased spreads on deposits and margin accounts resulting from higher interest rates

•

Noninterest expense (excluding intangible amortization) decreased 4% due primarily to the BNY ConvergEx transaction. Compared to 1Q07, expenses in 2Q07 included higher staff and clearing expenses as well as costs associated with the transfer of positions to Florida

Page - 16

The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

TREASURY SERVICES (provides global payment services, working capital solutions, global markets and institutional banking services)

•	Represented 11% of pre-tax income in the second quarter of 2007 (a)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2006			2007		2Q07 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q06
Revenue:
Treasury services	$112	$114	$111	$111	$117	4%
Other	115	97	93	96	103	(10)

Total fee and other revenue	227	211	204	207	220	(3)
Net interest revenue	123	122	126	125	123	—

Total revenue	350	333	330	332	343	(2)
Provision for credit losses	7	(3)	(7)	(3)	(7)	N/M
Noninterest expense (excluding intangible amortization)	203	199	206	207	208	3

Income before taxes (excluding intangible amortization)	$140	$137	$131	$128	$142	1
Amortization of intangible assets (b)	—	1	—	—	—	—

Income before taxes	$140	$136	$131	$128	$142	1%
Average loans	$12,849	$13,613	$13,946	$14,008	$13,859	8%
Average deposits	$16,383	$16,839	$19,024	$18,428	$19,148	17%
Pre-tax operating margin (excluding intangible amortization)	40%	41%	40%	39%	41%

(a)	Excluding intangible amortization and the Other segment.

(b)	Excludes the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

N/M - Not meaningful.

KEY POINTS

•	Treasury services fee increased 4% reflecting the impact of higher processing volumes and net new business primarily in the global payments business

•	Other fee revenue declined $12 million due to lower asset related gains

•	The second quarter of 2007 included a $7 million credit to provision for credit losses reflecting continued improvement in credit quality

•	Noninterest expense (excluding intangible amortization) increased 3% primarily in support of new business

Page - 17

The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

OTHER SECTOR (primarily includes business exits and Corporate Treasury activities, merger and integration charges, and other corporate revenue and expense items)

	2006			2007
(in millions, presented on an FTE basis)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Fee and other revenue	$86	$82	$108	$103	$80
Net interest revenue	2	(6)	—	(20)	(26)

Total revenue	88	76	108	83	54
Provision for credit losses	(5)	(3)	(4)	(9)	(11)
Noninterest expense (excluding intangible amortization/merger and integration expense)	117	85	180	99	196

Income (loss) before taxes (excluding intangible amortization/ merger and integration expense)	$(24)	$(6)	$(68)	$(7)	$(131)
Amortization of intangible assets (a)	—	—	—	—	—
Merger and integration expenses:
The Bank of New York Mellon	—	—	11	12	151
Acquired Corporate Trust business	—	89	17	11	12

Income (loss) before taxes	$(24)	$(95)	$(96)	$(30)	$(294)

(a)	Excludes the pro forma impact of incremental purchase accounting intangible amortization resulting from The Bank of New York Mellon merger.

KEY POINTS

•	Net interest revenue declined $28 million due primarily to lower leasing related net interest revenue as well as the impact of interest rates on transfer pricing methodology

•	2Q07 included an $11 million credit to provision for credit losses reflecting the favorable disposition of airline leases

•

Noninterest expense (excluding intangible amortization/merger and integration expense) increased $79 million due primarily to the early redemption charge for junior subordinated debentures ($46 million), exits costs related to excess office space ($30 million) and a litigation reserve charge ($5 million)

Page - 18

The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

THE BANK OF NEW YORK HISTORICAL EARNINGS PER SHARE

In the merger transaction between The Bank of New York and Mellon, The Bank of New York shareholders received .9434 shares of The Bank of New York Mellon common stock for each share of The Bank of New York common stock outstanding on the closing date of the merger. Mellon Financial Corp. shareholders received one share of The Bank of New York Mellon common stock for each share of Mellon Financial Corp. common stock outstanding on the closing date of the merger. Historical earnings per share for The Bank of New York are not presented in post-merger share count terms in this Quarterly Earnings Summary and the Earnings Release. Earnings per share for The Bank of New York will be presented reflecting the conversion ratio in the second quarter 2007 Form 10-Q as shown in the table below.

Continuing operations - fully diluted earnings per share - The Bank of New York	Quarter ended					Six months ended
	June 30, 2006	Sept. 30, 2006	Dec. 31, 2006	March 31, 2007	June 30, 2007	June 30, 2007	June 30, 2006
As reported	$.52	$.39	$.56	$.57	$.59	$1.16	$.98
As reported adjusted for exchange ratio (GAAP)	.54	.41	.60	.61	.62	1.23	1.03
As reported non-GAAP adjusted (a)	.52	.47	.58	.59	.63	1.21	.98
Non-GAAP adjusted for exchange ratio (a)	.54	.50	.61	.62	.66	1.28	1.03

(a)	Excluding merger and integration expenses.

Note: Certain amounts do not foot due to rounding.

In addition, all authorized, issued, treasury stock and loan to ESOP share amounts will be adjusted, in the second quarter 2007 Form 10-Q, for the conversion ratio of .9434 described above.

NOTES ON FINANCIAL DISCLOSURES TO CONFORM PRESENTATION OF FINANCIAL STATEMENTS

Assets under management/Securities lending cash collateral assets

Effective with the current disclosure, The Bank of New York and Mellon disclose total securities lending cash collateral assets separately. In previous disclosures, a portion of securities lending cash collateral assets was included in total assets under management for both The Bank of New York and Mellon. The table below provides a reconciliation of assets under management as originally reported to the current disclosure format.

Assets Under Management Reconciliation (in billions)	June 30, 2006	Sept. 30, 2006	Dec. 31, 2006	March 31, 2007
Assets under management - originally reported:
The Bank of New York	$170	$179	$190	$196
Mellon (a)	870	918	995	1,034

Subtotal	1,040	1,097	1,185	1,230
Securities lending asset adjustment (b):
The Bank of New York	(43)	(48)	(48)	(54)
Mellon (a)	(115)	(123)	(126)	(151)

Total adjustments	(158)	(171)	(174)	(205)
Assets under management:
The Bank of New York	127	131	142	142
Mellon (a)	755	795	869	883

Assets under management - Total The Bank of New York Mellon	$882	$926	$1,011	$1,025

(a)	Does not include securities lending assets of the ABN AMRO Mellon J.V.

(b)	Reflects portion of securities lending assets previously reported as assets under management.

Page - 19

The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

A new disclosure detailing total securities lending cash collateral assets has been added to both the Earnings Release and Quarterly Earnings Summary. See pages 7 and 11 of this Earnings Summary and pages 8 and 11 of the Quarterly Earnings Release for the new disclosure.

Assets under custody and administration

Effective with the current disclosure, assets that The Bank of New York Mellon manages and serves also as the custodian are included in both the assets under management and assets under custody/administration totals. In previous disclosures Mellon excluded, from total assets under custody and administration, assets that Mellon manages and serves as the custodian. These assets were previously only included in the assets under management. The impact of this change is to increase pro forma combined assets under custody/administration by $364 billion at June 30, 2006, $376 billion at Sept. 30, 2006, $393 billion at Dec. 31, 2006 and $398 billion at March 31, 2007.

Clearing and execution services revenue

During the second quarter of 2007, certain of The Bank of New York’s and Mellon’s clearing and execution services revenue was reclassified from other revenue. This reclassification was done for reporting consistency of clearing services revenue for the combined company (The Bank of New York Mellon). The impact of the reclassification for Mellon decreased other revenue and increased clearing services revenue by $3 million in the 2Q06, $2 million in each of the 3Q06, 4Q06 and 1Q07 and $5 million in the first six months of 2006. The impact of the reclassification for The Bank of New York decreased other revenue and increased clearing and execution services revenue by $4 million in each of the 4Q06 and 1Q07 quarters, with no changes in 2Q06 or 3Q06. All prior period amounts have been reclassified and did not affect the results of operations.

Treasury services previously named Global payment services

There have not been any changes to the fee revenue associated with this line item.

Distribution and service fees

During the second quarter of 2007, certain fees of Mellon’s European asset management operations were reclassified to asset and wealth management fee revenue from distribution and servicing fee revenue. This reclassification was done to better characterize these fees due to the nature of their contracts. The impact of the reclassification decreased distribution and services fees and increased asset and wealth management fee revenue by $41 million in the 2Q06, $36 million in the 3Q06, $24 million in the 4Q06, $41 million in the 1Q07 and $77 million in the first six months of 2006. All prior period amounts have been reclassified and did not affect the results of operations.

Investment income previously named Asset/investment income

During the second quarter of 2007, Mellon’s equity investment revenue was reclassified to other revenue from investment income. This reclassification was done for reporting consistency of equity investment income for the combined company. The impact of the reclassification decreased investment income and increased other revenue by $5 million in the 2Q06, $2 million in the 3Q06, $7 million in the 4Q06, $3 million in the 1Q07 and $8 million in the first six months of 2006. All prior period amounts have been reclassified and did not affect the results of operations.

Page - 20

The Bank of New York Mellon 2Q07 Combined Quarterly Earnings Summary

Investment income - return on seed capital investments

We often invest in our asset management products during the start-up phase of the investments. These investments provide sufficient capital for new products to achieve their stated investment objectives. During the second quarter, The Bank of New York and Mellon’s seed capital gains (losses) previously recorded in foreign exchange and other trading activities revenue were reclassified to investment income. This classification better characterizes the revenue relative to the nature of the investments. The impact of the reclassification from foreign exchange and other trading revenue to investment income on Mellon was a decrease of $6 million in the 2Q06 and increases of $3 million in the 3Q06, $14 million in the 4Q06, $5 million in the 1Q07 and $4 million for the first six months of 2006. The impact of the reclassification to investment income on The Bank of New York resulted in no change in the 2Q06, and increases of $1 million in the 3Q06, $2 million in the 4Q06, $1 million in the 1Q07 and $2 million for the first six months of 2006. All prior period amounts have been reclassified and did not affect the results of operations.

Merger and integration expense

Effective with the current disclosure, Mellon’s merger and integration charges are reported as a separate line item. In previous disclosures, Mellon reported merger and integration charges in various noninterest expense categories. The impact of the change was to reduce previously reported staff and professional, legal and other purchased services expense for Mellon. All prior period amounts have been reclassified and did not affect the results of operations.

Page - 21